UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):             December 12, 2006

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  (972) 869-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On December 12, 2006, Thomas Group’s Board of Directors amended its annual dividend policy to increase the annual dividend to $0.40 per share from the $0.30 per share approved on June 20, 2006.  The amended annual dividend will be paid quarterly at a rate of $0.10 per share.  On December 12, 2006, Thomas Group’s Board of Directors declared a quarterly cash dividend under the amended dividend policy.  The record date for the fourth quarter 2006 cash dividend of $0.10 per share under the amended dividend plan is December 29, 2006, and the payment date for that dividend is January 12, 2007.  Payment of future cash dividends under the policy will be at the discretion of the Company’s board of directors after taking into account various factors, including the Company’s financial condition, operating results, and current and anticipated cash needs.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

The following exhibit to the Current Report of Form 8-K is not being filed, but is being furnished pursuant to Item 9.01:

Exhibit Number	Description

99.1	Press Release issued December 14, 2006 entitled“Thomas Group Announces Increase in Annual Dividend Policy and Fourth Quarter Cash 2006 Dividend.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)

Date:	December 14, 2006	By:	/s/ James T. Taylor
James T. Taylor,
President & Chief Executive Officer

Exhibit Index

The following exhibit to this current report on Form 8-K is not being filed but are being furnished pursuant to Item 9.01:

Exhibit Number	Description
99.1	Press Release issued December 14, 2006 entitled “Thomas Group Announces Increase in Annual Dividend Policy and Fourth Quarter Cash 2006 Dividend.”